EXHIBIT 5.1



                              November 13, 1996



S3 Incorporated
2770 San Tomas Expressway
Santa Clara, CA  95051


          Re:  Registration Statement on Form S-8


Gentlemen:

     With reference to the Registration Statement on Form S-8 to be filed by S3 Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 99,071 shares of the Company's Common Stock issuable pursuant to the Company's Incentive Compensation Plan for Floreat Employees (the "Incentive Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Incentive Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                  Very truly yours,

                                  /s/ PILLSBURY MADISON & SUTRO LLP